UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 17, 2025

WEBSTAR TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Wyoming	000-56268	37-1780261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Peachtree Street NE, Suite 200 Atlanta, Georgia 30309

(Address of principal executive offices) (Zip Code)

(404) 994-7819

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on Which Registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

EXPLANATORY NOTE

Webstar Technology Group, Inc. (the “Company”) is filing this Amendment No. 1 to its Current Report on Form 8-K originally filed with the Securities and Exchange Commission on April 17, 2026 (the “Original Filing”) to amend and supplement the disclosures contained in Item 4.01 regarding changes in the Company’s independent registered public accounting firm.

This Amendment No. 1 is being filed in response to comments received from the Staff of the Securities and Exchange Commission and to provide additional information received by the Company following the filing of the Original Filing.

Except as specifically amended hereby, all other disclosures contained in the Original Filing remain unchanged.

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

(a)	Previous Independent Registered Public Accounting Firm

Pipara & Co LLP (“Pipara”) served as the Company’s independent registered public accounting firm.

Pipara was engaged to audit the Company’s consolidated financial statements for the fiscal year ended December 31, 2025. The audit engagement was not completed and Pipara did not issue an audit report on the Company’s financial statements for the fiscal year ended December 31, 2025.

Pipara’s report on the Company’s financial statements for the fiscal year ended December 31, 2024 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as previously disclosed in the Company’s filings with the Securities and Exchange Commission. Investors are referred to the Company’s previously filed Annual Report and related auditor report for a complete description of such opinion.

During the course of the 2025 audit engagement, there were discussions regarding certain accounting matters, financial statement presentation matters, supporting documentation, and audit procedures. While certain matters remained unresolved at the time the engagement ended, the Company believes such discussions were part of the ordinary course of the audit process.

On April 16, 2026, prior to filing the Original Form 8-K, management provided Pipara with a draft copy of the proposed disclosure regarding the auditor transition and requested review and comment.

The Company did not receive any objection, correction, response, or formal resignation notice from Pipara prior to filing the Original Form 8-K on April 17, 2026.

On April 19, 2026, the Company received correspondence from Pipara stating that Pipara considered its resignation as the Company’s independent registered public accounting firm effective April 15, 2026.

The Company has authorized Pipara to respond fully to inquiries from the successor auditor and has requested cooperation regarding predecessor-successor auditor communications.

The Company provided Pipara with a copy of the disclosures contained in this Amendment No. 1 and requested that Pipara furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein and, if not, identifying the respects in which it does not agree.

As of the date of this filing, the Company has not received such letter from Pipara. The Company will supplement this disclosure if additional correspondence is received from Pipara regarding the matters disclosed herein.

During the course of the 2025 audit engagement, the Company and Pipara discussed various accounting, financial reporting, documentation, and audit matters. The Company is not aware that Pipara identified any matter as a disagreement requiring disclosure under Item 304(a)(1)(iv) of Regulation S-K.

(b)	New Independent Registered Public Accounting Firm

Effective April 15, 2026, the Company engaged Victor Mokuolu, CPA PLLC (“VMCPA”) as its independent registered public accounting firm to complete the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2025 and to review the Company’s interim financial statements.

The Company does not maintain a separate audit committee.

The engagement of VMCPA was authorized by management pursuant to executive authority previously delegated by the Board of Directors. No separate vote of the Board of Directors was taken with respect to the engagement of VMCPA.

During the Company’s two most recent fiscal years and the subsequent interim period preceding the engagement of VMCPA, neither the Company nor anyone acting on its behalf consulted with VMCPA regarding:

(i)	the application of accounting principles to a specified transaction, either completed or proposed;

(ii)	the type of audit opinion that might be rendered on the Company’s financial statements; or

(iii)	any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The Company expects to file an amended Annual Report on Form 10-K/A containing audited financial statements and the required audit report upon completion of the audit procedures currently being performed by VMCPA.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

No Exhibit 16.1 is included with this filing because the Company has not received a letter from Pipara & Co LLP addressing the disclosures contained herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSTAR TECHNOLOGY GROUP, INC.

Dated: June 22, 2026	By:	/s/ Ricardo H. Haynes
	Name:	Ricardo H. Haynes
	Title:	Chief Executive Officer